EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his or her capacity as an officer of Sound Financial Bancorp, Inc. (the “Registrant”) that the Annual Report of the Registrant on Form 10-K for the period ended December 31, 2015 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: March 30, 2016	By:	/s/ Laura Lee Stewart
Laura Lee Stewart President and Chief Executive Officer

Date: March 30, 2016	By:	/s/ Matthew P. Deines
Matthew P. Deines Executive Vice President and Chief Financial Officer